                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A
                                 AMENDMENT NO. 1

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)           JUNE 22, 1995
                                                 -------------------------------


Commission File Number:    1-11954



                              VORNADO REALTY TRUST
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



                MARYLAND                                      22-1657560
--------------------------------------------------------------------------------
(State or other jurisdiction of incorporation            (I.R.S. Employer
               or organization)                           Identification Number)



PARK 80 WEST, PLAZA II, SADDLE BROOK, NEW JERSEY                 07663
--------------------------------------------------------------------------------
    (Address of principal executive offices)                (Zip Code)



                                  (201)587-1000
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)


                                       N/A
--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

                                Explanatory Note

This Form 8-K/A amends the Form 8-K dated June 22, 1995 (the "Original Form 8-K") of the registrant, Vornado Realty Trust ("Vornado"). The information set forth in Items 5 and 7 of the Original Form 8-K are included in this Form 8-K/A, as Items 2 and 7 below. In addition, the pro forma financial information included in this Form 8-K/A is presented as of September 30, 1995, Vornado's most recently completed fiscal quarter.

Items 1, 3-6, 8.    Not applicable.

Items 2 and 7.      Acquisition and Disposition of Assets;
                    Financial Statements and Exhibits.

         (a) - (b)   Financial Statements of businesses acquired;
                     Pro forma financial information.

              There are filed herewith (a) the consolidated financial statements of Alexander's, Inc. and subsidiaries ("Alexander's") as described on page 3 and (b) the condensed consolidated pro forma balance sheet of Vornado as at December 31, 1994 and the condensed consolidated pro forma statement of income of Vornado for the nine months ended September 30, 1995 and the year ended December 31, 1994 prepared in connection with the acquisition by the Company of 1,353,468 shares of the outstanding common stock of Alexander's, which Acquisition was previously described in Vornado's Annual Report on Form 10-K for the year ended December 31, 1994, as amended [the "1994 Form 10-K], and Quarterly Report on Form 10-Q for the quarter ended March 31, 1995.

(a)        Financial Statements of Alexander's, Inc.

                                                                        Page
                                                                      Reference
                                                                      ---------
           Independent Auditors' Report                                   4

           Consolidated Balance Sheets at December 31, 1994
                  and December 31, 1993                                   5

           Consolidated Statements of Operations for the
                  Year Ended December 31, 1994, the
                  Five Months Ended December 31, 1993, the
                  53 Weeks Ended July 31, 1993 and the 52 Weeks
                  Ended July 25, 1992                                     6

           Consolidated Statements of Deficiency in Net
                  Assets for the Year Ended December 31, 1994,
                  the Five Months Ended December 31, 1993, the
                  53 Weeks Ended July 31, 1993 and the 52 Weeks
                  Ended July 25, 1992                                     7

           Consolidated Statements of Cash Flows for the
                  Year Ended December 31, 1994, the Five
                  Months Ended December 31, 1993, the 53
                  Weeks Ended July 31, 1993 and the 52 Weeks
                  Ended July 25, 1992                                     8

           Notes to Consolidated Financial Statements                     9

           Schedules:

                  Kings Plaza Shopping Center and Marina
                        (a Joint Venture)

                  Independent Auditors' Report                            26

                  Balance Sheets at June 30, 1995 and June 30, 1994       27

                  Statements of Earnings for the Years Ended
                        June 30, 1995, 1994 and 1993                      28

                  Statements of Equity of the Co-Venturers for the
                        Years Ended June 30, 1995, 1994 and 1993          29

                  Statements of Cash Flows for the Years Ended
                        June 30, 1995, 1994 and 1993                      30

                  Notes to Financial Statements                           31-35

 INDEPENDENT AUDITORS' REPORT


 Board of Directors and Stockholders
    of Alexander's, Inc.
 New York, New York

 We have audited the accompanying consolidated balance sheets of Alexander's, Inc. and Subsidiaries (the "Company") as of December 31, 1994 and 1993 and the related statements of operations, deficiency in net assets and cash flows for the year ended December 31, 1994, for the five months ended December 31, 1993 and each of the two years in the period ended July 31, 1993. Our audits also included the financial statement schedules listed in the index at Item 14(a)(2). These financial statements and financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial statement schedules based on our audits.

 We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also included assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

 In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 1994, and 1993, and the results of their operations and their cash flows for the year ended December 31, 1994 and for the five months ended December 31, 1993 and each of the two years in the period ended July 31, 1993 in conformity with generally accepted accounting principles. Also, in our opinion, such financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly in all material respects the information set forth therein.

 As discussed in Note 5 to the financial statements, the Company changed in Fiscal 1993 its method of accounting for postretirement healthcare benefits to conform with Statement of Financial Accounting Standards No. 106.

 As emphasized in Note 1 to the financial statements, the Company will require borrowings in addition to its operating cash flow in order to pay its expenses.


 DELOITTE & TOUCHE LLP

 New York, New York
 March 29, 1995

                       ALEXANDER'S, INC. AND SUBSIDIARIES

                          Consolidated Balance Sheets
                  (amounts in thousands except share amounts)
--------------------------------------------------------------------------------

                                                                        December 31,     December 31,
                                                                            1994             1993
                                                                        ------------     ------------
ASSETS:
Real estate, net                                                          $ 84,658         $ 70,882
Cash and cash equivalents                                                    2,363            7,053
Restricted cash                                                               --                775
Note receivable                                                              4,550             --
Deferred lease expense                                                      11,561            8,608
Deferred finance and debt expense                                            2,642            1,184
Other assets                                                                 3,645            4,415
                                                                          --------         --------

TOTAL ASSETS                                                              $109,419         $ 92,917
                                                                          ========         ========

LIABILITIES AND DEFICIENCY IN NET ASSETS:



CONTINUING OPERATIONS:
Secured debt                                                              $ 51,654         $ 41,566
Taxes payable and accrued liabilities                                       21,409           13,204
Liability for postretirement healthcare benefits                            15,882               --
Debt                                                                         1,188            1,188
Minority interest                                                            1,574            1,574
                                                                          --------         --------
Total continuing operations                                                 91,707           57,532
                                                                          --------         --------

DISCONTINUED RETAIL OPERATIONS:
Liabilities subject to settlement under reorganization proceedings          36,672           42,205
Taxes payable and accrued liabilities                                        2,613            2,353
Liability for discontinued postretirement healthcare benefits                   --           16,433
                                                                          --------         --------
Total discontinued retail operations                                        39,285           60,991
                                                                          --------         --------
           Total liabilities                                               130,992          118,523

COMMITMENTS AND CONTINGENCIES


DEFICIENCY IN NET ASSETS                                                   (21,573)         (25,606)
                                                                          --------         --------

TOTAL LIABILITIES AND DEFICIENCY IN NET ASSETS                            $109,419         $ 92,917
                                                                          ========         ========

                See notes to consolidated financial statements.

                       ALEXANDER'S, INC. AND SUBSIDIARIES

                     Consolidated Statements of Operations
                  (amounts in thousands except share amounts)
-------------------------------------------------------------------------------

                                                   Year        Five Months     Fifty-Three       Fifty-Two
                                                   Ended          Ended        Weeks Ended      Weeks Ended
                                                   -----          ------      -------------    -------------
                                               Dec. 31, 1994  Dec. 31, 1993   July 31, 1993    July 25, 1992
                                               -------------  -------------   -------------    -------------
Continuing Operations:
    Real estate operating revenue                $ 9,751         $ 4,039         $  3,925         $   1,260
     Equity in income of unconsolidated
        joint venture                              1,821           1,094            1,655               947
                                                 -------         -------         --------         ---------
    Total revenue                                 11,572           5,133            5,580             2,207
    Gains on sales of real estate and
        real estate leases                           161              --           28,779                --
    Write-off of pre-development costs                --              --               --           (11,972)
    Reorganization costs                          (3,721)         (1,808)          (5,030)           (4,318)
    Depreciation and amortization                 (1,821)           (833)          (2,124)             (359)
    Operating, general and administrative
        expenses                                  (3,595)         (1,391)            (842)             (296)
    Interest and debt expense                     (3,331)           (855)              --                --
    Other income and interest income               4,768             700              788               108
                                                 -------         -------         --------         ---------
Income/(loss) from continuing operations           4,033             946           27,151           (14,630)
Loss from discontinued operations                     --              --             (477)         (118,198)
                                                 -------         -------         --------         ---------
Income/(loss) before cumulative effect of
    change in accounting principle                 4,033             946           26,674          (132,828)
Cumulative effect of change in accounting             --               -          (21,449)               --
                                                 -------         -------         --------         ---------
NET INCOME/(LOSS)                                $ 4,033         $   946         $  5,225         $(132,828)
                                                 =======         =======         ========         =========

NET INCOME/(LOSS) PER COMMON SHARE:
        Continuing operations                    $  0.81         $  0.19         $   5.45         $   (2.94)
        Discontinued operations                       --              --            (0.09)           (23.75)
        Cumulative effect of change in
             accounting                               --              --            (4.31)               --
                                                 -------         -------         --------         ---------
                                                 $  0.81         $  0.19         $   1.05         $  (26.69)
                                                 =======         =======         ========         =========


                See notes to consolidated financial statements.

                       ALEXANDER'S, INC. AND SUBSIDIARIES

               CONSOLIDATED STATEMENTS OF DEFICIENCY IN NET ASSETS
                   (amounts in thousands except share amounts)
-------------------------------------------------------------------------------

                                                    Year          Five Months       Fifty-Three      Fifty-Two
                                                    Ended            Ended          Weeks Ended     Weeks Ended
                                                Dec. 31, 1994    Dec. 31, 1993      July 31, 1993  July 25, 1992
                                                -------------    -------------     --------------  -------------
  PREFERRED STOCK - Authorized, 3,000,000
   shares, none issued

  COMMON STOCK - Authorized, 10,000,000
   shares, par value $1.00 per share;
   outstanding, [5,173,450] shares               $  5,174         $  5,174         $  5,174         $   5,174
                                                 --------         --------         --------         ---------

  EXCESS STOCK - Authorized, 13,000,000
   shares, par value $1.00 per share,
   none issued

  ADDITIONAL PAID-IN-CAPITAL
   Balance, beginning of period                    24,843           24,843           23,779            23,651
   Exercise of stock options                          --               --             1,064               128
                                                 --------         --------         --------         ---------

   Balance, end of period                          24,843           24,843           24,843            23,779
                                                 --------         --------         --------         ---------

  RETAINED EARNINGS (DEFICIT):

   Balance, beginning of period                   (54,663)         (55,609)         (60,834)           71,994
   Net income/(loss)                                4,033              946            5,225          (132,828)
                                                 --------         --------         --------         ---------

   Balance, end of period                         (50,630)         (54,663)         (55,609)          (60,834)
                                                 --------         --------         --------         ---------

                                                  (20,613)         (24,646)         (25,592)          (31,881)

  TREASURY SHARES - (172,600, 172,600,
   197,600 and 197,600 shares at cost)
   Balance, beginning of period                      (960)            (960)          (1,099)           (1,099)
   Issuance of treasury stock                         --               --               139              --
                                                 --------         --------         --------         ---------

   Balance, end of period                            (960)            (960)            (960)           (1,099)
                                                 --------         --------         --------         ---------

  DEFICIENCY IN NET ASSETS                       $(21,573)        $(25,606)        $(26,552)        $ (32,980)
                                                 ========         ========         ========         =========


                See notes to consolidated financial statements.

                       ALEXANDER'S, INC. AND SUBSIDIARIES

                     Consolidated Statements Of Cash Flows
                            (amounts in thousands)
--------------------------------------------------------------------------------

                                                                                            Five        Fifty-Three     Fifty-Two
                                                                          Year             Months          Weeks          Weeks
                                                                          Ended            Ended           Ended          Ended
                                                                       -------------    ------------    ------------   ------------
                                                                       Dec. 31, 1994    Dec. 31,1993    July 31,1993   July 25,1992
                                                                       -------------    ------------    ------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
      Income from continuing operations                                $  4,033         $    946         $ 27,151         $(14,630)
          Adjustments to reconcile net income to net cash provided
              by (used in) continuing operating activities:
              Depreciation and amortization                               2,251              833            2,124              359
              Gains on sales of real estate and real estate leases         (161)              --          (28,779)              --
              Write-off of predevelopment costs                              --               --               --           11,972
              Equity in real estate operations (net of distributions     (1,260)           3,116             (326)            (947)
              of $(583), $(4,211) and $(1,329) at December 31,
              1994, December 31, 1993 and July 31, 1993,
              respectively)
          Change in operating assets and liabilities from continuing operations:
          Note receivable                                                (4,550)              --               --               --
          Taxes payable and accrued liabilities                           1,793           (1,020)           2,331)              --
          Other                                                           1,602            1,238             (250)              --
                                                                       --------         --------         --------         --------
Net cash provided by/(used in) operating activities
          of continuing operations                                        3,708            5,113            2,251           (3,246)
                                                                       --------         --------         --------         --------

Net cash (used in)/provided by discontinued operating activities         (5,539)         (21,567)         (28,475)           9,664
                                                                       --------         --------         --------         --------

Net cash (used in)/provided by operating activities                      (1,831)         (16,454)         (26,224)           6,418
                                                                       --------         --------         --------         --------
CASH FLOWS FROM INVESTING ACTIVITIES:
          Additions to real estate                                      (11,170)          (2,549)              --           (5,056)
          Proceeds from sales of real estate and real estate leases         200               --           33,701               --
          Deferred lease expense                                             --             (677)            (575)              --
          Restricted cash                                                   775              371            1,833           (2,979)
                                                                       --------         --------         --------         --------
Net cash (used in)/provided by investing activities                     (10,195)          (2,855)          34,959           (8,035)
                                                                       --------         --------         --------         --------
CASH FLOWS FROM FINANCING ACTIVITIES:
          Issuance of secured debt                                       10,000               --               --           10,000
          Reduction of secured debt                                        (775)          (2,314)              --           (1,720)
          Exercise of stock option                                           --               --              625               --
          Reduction of debt from capital lease obligations                   --               --             (144)            (668)
          Deferred finance and debt expense                              (1,889)              --               --               --
                                                                       --------         --------         --------         --------
Net cash provided by/(used in) financing activities                       7,336           (2,314)             481            7,612
                                                                       --------         --------         --------         --------


CASH AND CASH EQUIVALENTS:
          Net cash (used)/provided                                       (4,690)         (21,623)           9,216            5,995
          Beginning of period                                             7,053           28,676           19,460           13,465
                                                                       --------         --------         --------         --------
          End of period                                                $  2,363         $  7,053         $ 28,676         $ 19,460
                                                                       ========         ========         ========         ========

SUPPLEMENTAL INFORMATION


          Cash  payments for interest                                  $  5,133         $  4,424         $  2,222         $  2,231
                                                                       ========         ========         ========         ========

          Cash payments for income taxes                               $    131         $    349         $    179         $    584
                                                                       ========         ========         ========         ========

          Tax refunds received                                         $   (200)        $   (564)        $     --         $ (1,395)
                                                                       ========         ========         ========         ========
          Reclassification of obligations subject to settlement
              under reorganization proceedings                         $     --         $     --         $     --         $ 77,148
                                                                       ========         ========         ========         ========

                See notes to consolidated financial statements.

                       ALEXANDER'S, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

1.         EMERGENCE FROM CHAPTER 11

           On May 15, 1992 (the "Petition Date"), Alexander's and sixteen of its subsidiaries filed petitions for relief (the "Bankruptcy Cases") under chapter 11 of the United States Bankruptcy Code, 11 U.S.C. Sections 101 et seq. (the "Bankruptcy Code") in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court"). On May 14, 1993, the Company filed a Joint Plan of Reorganization (as amended and restated on July 21, 1993, and modified thereafter, the "Plan"), which allowed the Company to emerge from bankruptcy and continue operating as a real estate company. On September 21, 1993 (the "Confirmation Date"), the Bankruptcy Court confirmed the Plan, which provided for general unsecured creditors of the Company to receive cash in full for their allowed claims, together with interest on such claims, upon the successful effectuation of the Plan.

           On March 1, 1995, the Bankruptcy Court approved a $75,000,000 secured financing, a portion of the proceeds from which were to pay the balance due and owing to the holders of allowed general unsecured claims. On March 15, 1995, the Company paid holders of allowed general unsecured claims in full, together with accrued interest in respect of their claims. Such payments aggregated $24,005,000. The Official Committee of Unsecured Creditors has been dissolved and all secured and unsecured creditors having allowed claims in the Bankruptcy Court cases have received the cash payments or debt instruments contemplated to be delivered to them under the Plan. The Bankruptcy Court has retained jurisdiction to resolve any remaining disputed claims and for other limited purposes.

           The Company's ability to operate as a viable real estate company will depend on the successful completion of the development and leasing of a substantial portion of its existing properties. The Company's properties do not generate sufficient cash flow to pay all of its expenses. However, the Company estimates that the net proceeds from financings consummated during the first quarter of 1995 are adequate to fund (i) business operations and debt service obligations through the first quarter of 1996 and (ii) the Rego Park redevelopment. A failure to raise additional cash through additional leasing, asset sales, external financing or otherwise will substantially impede the Company's ability to complete the further development of its other redevelopment properties.

           Liabilities subject to settlement under the Plan are as follows (amounts in thousands):

                                            Dec. 31, 1994       Dec. 31, 1993
                                            -------------       -------------
           Discontinued retail operations:
           Accounts payable and accrued
                liabilities                    $21,800             $22,364
           Claims in dispute                    11,441              16,375
           Other liabilities                     3,431               3,466
                                               -------             -------
                                               $36,672             $42,205
                                               =======             =======

2.         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

           Business -- The Company is engaged in the business of leasing, managing, developing and redeveloping real estate properties, focusing on the properties where its department stores were formerly located. The Company's properties are located in mature, densely populated areas in New York City and Paramus, New Jersey.

           Principles of Consolidation -- The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, and the Partnership, a partnership in which the Company held a majority interest at December 31, 1994. Investments in real estate and other property which are 50% owned joint ventures are accounted for under the equity method. All material intercompany accounts and transactions have been eliminated.

           Cash and Cash Equivalents -- The Company includes in cash and cash equivalents both cash and short-term highly liquid investments purchased with original maturities of three months or less.

           Real Estate and Other Property -- Real estate and other property is recorded at the lower of cost, less accumulated depreciation, or market. Depreciation is provided on buildings and improvements on a straight-line basis over their estimated useful lives. When real estate and other property is undergoing development activities, all property operating expenses, including interest expense, are capitalized to the cost of the real property to the extent that management believes such costs are recoverable through the value of the property.

           Deferred Lease Expense -- The Company capitalizes the costs incurred in connection with obtaining long-term leases. Deferred lease expense is amortized on the straight-line method over the initial terms of the leases.

           Deferred Finance and Debt Expense -- The Company capitalizes the costs incurred in connection with obtaining short-term or long-term debt or refinancing existing debt. These costs are amortized on the straight-line method over the initial terms of the debt.

           Leases -- All leases are operating leases whereby rents are recorded as real estate operating revenue, and reimbursement of operating expenses are offset against property expenses included in operating, general and administrative expenses. The straight-line basis is used to recognize rents under leases entered into which provide for varying rents over the lease terms.

           Income Taxes -- The Company recognizes deferred taxes for the temporary differences between the tax bases of its assets and liabilities and the amounts reported in the financial statements at enacted statutory tax rates.

           Reorganization Costs -- Reorganization costs consist of legal, accounting and other professional fees incurred in connection with consultations on restructuring alternatives of the Company.

           Amounts Per Share -- Amounts per share are computed based upon the weighted average number of shares outstanding during the period.

3.         COMPARABLE TRANSITIONAL PERIOD FINANCIAL DATA

           In November 1993, the Company changed to a calendar year from a fiscal year ending on the last Saturday in July to be consistent with the predominant real estate industry practice. The change of fiscal year resulted in a transition period of five months beginning on August 1, 1993 and ending on December 31, 1993. Presented below is the financial data for the years ended December 31, 1994 and 1993 (amounts in thousands).




                                                         Year          Year
                                                         Ended         Ended
                                                     December 31,  December 31,
                                                         1994          1993
                                                     ------------  ------------
                                                                    (Unaudited)
Continuing Operations:
   Real estate operating revenue                       $ 9,751       $ 7,542
   Equity in income of unconsolidated joint venture      1,821         1,778
   Gains on sales of real estate and
       real estate leases                                  161         7,686
   Reorganization costs                                 (3,721)       (4,400)
   Depreciation and amortization                        (1,821)       (1,876)
   Operating, general and
       administrative expenses                          (3,595)       (1,501)
   Interest and debt expense                            (3,331)         (855)
   Other income and interest income                      4,768         1,270
                                                       -------       -------
Income from continuing operations                        4,033         9,644
Loss from discontinued operations                           --          (280)
                                                       -------       -------
NET INCOME                                             $ 4,033       $ 9,364
                                                       =======       =======

4.       REAL ESTATE

(amounts in thousands)

                                                  December 31,  December 31,
                                                      1994           1993
                                                  ------------  ------------
Land                                                $ 26,460      $ 26,460
Buildings, leaseholds and leasehold improvements      59,851        59,654
Predevelopment and other deferred costs               27,213        13,653
                                                    --------      --------
                                                     113,524        99,767
Less:  Accumulated depreciation and amortization      36,365        35,124
                                                    --------      --------
                                                      77,159        64,643
Investment in unconsolidated joint venture
   (Kings Plaza Mall)                                  7,499         6,239
                                                    --------      --------
Real estate, net                                    $ 84,658      $ 70,882
                                                    ========      ========

Summary financial information for the Kings Plaza Mall is as follows (amounts in thousands):


                               Six Months
                                 Ended      Fiscal Year Ended June 30,
                                Dec. 31,    --------------------------
                                  1994        1994     1993     1992
                               -----------    ----     ----     ----
                               (unaudited)
Operating revenue                $12,694    $24,635  $23,890  $21,790
                                 -------    -------  -------  -------

Operating costs                    8,590     17,662   17,477   16,486
Depreciation and amortization        649      1,147    1,231    1,253
Interest expense                     879      1,945    2,270    1,932
                                 -------    -------  -------  -------
                                  10,118     20,754   20,978   19,671
                                 -------    -------  -------  -------
Income before taxes              $ 2,576    $ 3,881  $ 2,912  $ 2,119
                                 =======    =======  =======  =======

Assets, principally cash (at
  June 30, 1993 and 1992) and
  property and equipment         $28,600    $33,800  $40,500  $32,200
                                 =======    =======  =======  =======

Liabilities                      $17,400    $19,500  $22,600  $17,200
                                 =======    =======  =======  =======

           As of March 24, 1995, the Company had not paid real estate taxes that were due on its Rego Park, Lexington Avenue, Third Avenue and Kings Plaza Store properties in the aggregate principal amount of approximately $5,900,000 plus interest.

            During the first quarter of 1995, the Company entered into separate agreements with The City of New York on its Rego Park and Lexington Avenue properties pursuant to which the Company made an initial installment payment of 15% of all delinquent taxes, plus interest on each property calculated to the date of the respective installment agreements. Thereafter, the Company is required to make equal quarterly installment payments until all delinquent taxes and interest on each of these properties are paid in full.

           On March 15, 1995, the Company entered into a 60-day escrow agreement with a title company in the amount of approximately $7,000,000 representing both principal and interest owed on the unpaid real estate taxes including the amounts owing under the agreements. The escrow agreement established an interest-bearing cash collateral account and was funded from the proceeds of certain of the Company's financings.


5.         PROVISION FOR ESTIMATED LOSSES AND EXPENSES ON DISCONTINUED
           OPERATIONS

           The results of the retail operations, together with the provisions for estimated future losses, are presented as "discontinued operations" in the consolidated statements of operations. The Company provided significant reserves in the amount of approximately $97,800,000 in the third quarter of the fiscal year ended July 25, 1992 for estimated expenses and losses to be incurred in connection with discontinuing its retail operations. The amounts utilized and remaining reserves are summarized as follows (amounts in thousands) :

                                         Dec. 31, 1994  Dec. 31, 1993  July 31, 1993  July 25, 1992
                                         -------------  -------------  -------------  -------------
Balance at beginning of period             $ 32,808       $ 44,047       $ 53,402       $     --
Provisions provided during period                --             --         21,926         97,800
Liability for postretirement healthcare
  benefits reclassified to
  continuing operations (see Note 14)       (15,882)            --             --             --
Liability for postretirement healthcare
  benefits reclassified to a separate
  line in discontinued operations                --        (16,433)            --             --
Utilized during period                       (5,485)       (11,239)       (31,281)       (44,398)
                                           --------       --------       --------       --------
Balance at end of period                   $ 11,441       $ 16,375       $ 44,047       $ 53,402
                                           ========       ========       ========       ========

The balance remaining comprises claims in dispute and other unsettled liabilities related to the bankruptcy and is included in liabilities subject to settlement under reorganization proceeding - discontinued retail operations in the consolidated balance sheets as of December 31, 1994 and December 31, 1993.

           It is the opinion of management that these reserves represent a reasonable estimation of the remaining costs associated with discontinuing the retail operations. However, due to the continuing uncertainties with respect to
(i) the final resolution of all bankruptcy claims filed or continuing to be filed against the Company in the Bankruptcy Court cases and (ii) the final cost of interest accruing on unpaid unsecured creditors' claims, the ultimate amount of such costs to be incurred is presently not determinable. Any future additions to these reserves will be provided when known. Any excess in such reserves over actual costs incurred will be recorded as income when they become reasonably certain.

6.         DEBT

(amounts in thousands)

                                                   Dec. 31, 1994  Dec. 31, 1993
                                                   -------------  -------------
Items included in secured debt:

 First mortgage loans, payable to
     1998, with interest rates ranging
     from 8.5% to 10.5% at December 31, 1994          $27,012        $16,136

 Secured note, payable in semiannual
     installments to 2000, with
     interest at 7.3% at December 31, 1994              8,318          8,330

 Bank loan with average interest rate
     of 8.0% at December 31, 1994                      16,324         17,100
                                                      -------        -------
                                                       51,654         41,566
                                                      -------        -------

Other debt:

 Bank loans, 731 Limited
     Partnership, with average interest
     rates of 12.1% at December 31, 1994                1,188          1,188

 Other (included in liabilities subject to
     settlement under reorganization proceedings)         731            766
                                                      -------        -------
                                                        1,919          1,954
                                                      -------        -------
                                                      $53,573        $43,520
                                                      =======        =======

           A summary of maturities of long-term debt is as follows (amounts in thousands):

           Year ending December 31,
                     1995                              $11,223
                     1996                               20,081
                     1997                                  135
                     1998                               13,425
                  Thereafter                             8,709
                                                       -------
                                                       $53,573
                                                       =======

                 Approximately $900,000 in standby letters of credit were issued at December 31, 1994.

                 At December 31, 1994, the Company held an 82% interest in the Seven Thirty One Limited Partnership (the "Partnership"). A third party (the "731 Limited Partners"), as a limited partner, held an 18% interest in the Partnership.

                 The outside 731 Limited Partners have the right to require the Partnership to redeem their partnership interest in two separate stages for an aggregate amount of $35,000,000, plus capitalized interest from the effective
date of the Plan to the date of redemption of approximately $1,800,000.   In
January 1995, the Partnership redeemed the first portion of the outside 731 Limited Partners' interest by giving such limited partner a promissory note due in August 1998 in the amount of approximately $21,800,000 (the "Note"). The Note bears interest at rate equal to the Prime Rate plus 1% and is secured by a second mortgage on the Lexington Avenue property. The outside 731 Limited Partners have the right to put their remaining 7.64% interest to the Partnership for a five-year period in exchange for a five-year secured note in the principal amount of $15,000,000, bearing interest at a rate equal to the Prime Rate plus 1%. The Company currently holds a 92.36% interest in the Partnership.

                 The effect of the $21,800,000 redemption by the Partnership of the first portion of the outside 731 Limited Partners' interest on the Company's balance sheet will be an increase to real estate, a reduction in minority interest for the redeemed shares, and an increase in debt.

                 The Company incurred $5,133,000 of total interest costs during 1994 of which $1,718,000 was capitalized.

                 The net carrying value of real estate collateralizing mortgages amounted to $45,980,000 at December 31, 1994.


7.       LEASES

Leases and Sales of Leases

                 During the 53 weeks ended July 31, 1993, the Company sold its interests in four real property leases and assigned another real property lease. The Company received proceeds of $33,701,000, and recorded a pre-tax gain of $28,779,000.

As Lessor

                 The Company currently (i) net leases to the Caldor Corporation ("Caldor") its Fordham Road property, (ii) net subleases to Caldor its Flushing property and (iii) net leases its Third Avenue property to an affiliate of Conway Stores, Inc. ("Conway").

                 The rental terms for the properties leased to Caldor and Conway range from 20 years to approximately 34 years. The leases provide for the payment of fixed base rentals payable monthly in advance and for the payment by the lessees of additional rents based on a percentage of the tenants' sales as well as reimbursements of real estate taxes, insurance and maintenance.

                 As of December 31, 1994, future base rental revenue under noncancellable operating leases is as follows:

                  Year Ending                                        Total
                 December 31,                                       Amounts
                 ------------                                       -------
                     1995                                         $  7,287,000
                     1996                                            7,435,000
                     1997                                            7,467,000
                     1998                                            7,831,000
                     1999                                            7,876,000
                  Thereafter                                       185,430,000


                 Revenues from the Caldor leases represent approximately 63% of the Company's consolidated revenues for the year ended December 31, 1994. Revenues from the Conway lease represents approximately 13% of the Company's consolidated revenues for the year ended December 31, 1994. The Company believes that the loss of either of these tenants would have a material adverse effect on the Company.

                 In addition, the Company has entered into leases with Sears, Caldor and Marshalls for its Rego Park Redevelopment Property and has entered into "pad" leases with Waban, Inc., which operates B.J.'s Wholesale Clubs and Home Depot at its Paramus Redevelopment Property.

                 The Rego Park leases referred to above require the Company to build a multi-level parking garage annexed to the existing building where these stores will be located, to subdivide and reface the building and to make other improvements. Rentals commence under these leases upon the completion of such projects. Construction commenced in December 1994.

                 In connection with the Waban's and Home Depot leases at Paramus, rentals commence upon the completion of the construction of the buildings which is subject to obtaining various governmental approvals. If the proposed condemnation of a portion of the Paramus property were to occur, the required governmental approvals could not be obtained.

As Lessee

                 The Company is a tenant under a long-term lease for the Flushing property which expires on January 31, 2027. Future minimum lease payments under the operating lease at December 31, 1994 are as follows:

                 Year Ending
                 December 31,                        Amount
                 ------------                        ------
                     1995                          $  496,000
                     1996                             496,000
                     1997                             344,000
                     1998                             331,000
                     1999                             331,000
                  Thereafter                        6,017,000


                 Rent expense was $496,000 for each of the years ended December 31, 1994, July 31, 1993 and July 25, 1992.


8.       OTHER INCOME AND INTEREST INCOME

                 Other income and interest income is comprised of (amounts in thousands):

                                                   Year        Five Months    Fifty-Three     Fifty-Two
                                                   Ended          Ended       Weeks Ended    Weeks Ended
                                               Dec. 31, 1994  Dec. 31, 1993  July 31, 1993  July 25, 1992
                                               -------------  -------------  -------------  -------------
Income from promissory note received for a         $4,550            --             --             --
zoning-related matter

Refund of previously paid taxes                        77          $489             --             --

Net proceeds received from an unsecured claim          --            --           $421             --
in an unrelated bankruptcy proceeding

Interest Income                                       141           211            367           $108
                                                   ------          ----           ----           ----
                                                   $4,768          $700           $788           $108
                                                   ======          ====           ====           ====

9.       INCOME TAXES

                 For the year ended December 31, 1994, the Company had net income of approximately $4,033,000 for financial reporting purposes, for which no Federal tax provision is currently provided due to the carryover of net operating losses ("NOLs"). The Company has remaining NOL carryovers for tax purposes of approximately $110,000,000 at December 31, 1994, of which $5,000,000, $52,000,000, $22,000,000, $15,000,000 and $16,000,000 expire in
2005, 2006, 2007, 2008 and 2009, respectively. The Company also had investment tax and targeted jobs tax credits of approximately $3,000,000 expiring in 2002 through 2005.

                 The Company intends to elect to be taxed as a real estate investment trust ("REIT") under section 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"), effective for the taxable year ended December 31, 1995. Under the Code, the Company's NOL carryovers generally would be available to offset the amount of the Company's REIT taxable income that otherwise would be required to be distributed to its stockholders. The Company currently does not anticipate making any distributions during 1995. In addition, the Company had a deferred tax liability of approximately $1,254,000 at December 31, 1994, which amount will be reversed in 1995 when the Company elects to be taxed as a REIT.

10.      RELATED PARTY TRANSACTIONS

                 The Company is a party to a Real Estate Retention Agreement with Vornado Realty Trust ("Vornado"). Interstate Properties ("Interstate"), a partnership of which Steven Roth, a director of the Company, is the managing general partner, owns 27.1% of the outstanding common stock of the Company and owns 30.9% of the outstanding common shares of beneficial interest of Vornado. In addition, Mr. Roth owns 4.1% of the outstanding common shares of beneficial interest of Vornado. Mr. Roth, Interstate and the other two general partners of Interstate own, in the aggregate, 36.6% of the outstanding Common Shares of beneficial interest of Vornado. Vornado owns 29.3% of the outstanding common stock of the Company and, because of the relationship between Interstate, Mr. Roth and Vornado, Interstate and Vornado have filed as a "group" with the Securities and Exchange Commission in connection with their respective holdings in the Company. Pursuant to the Retention Agreement, Vornado agreed to act as the Company's exclusive leasing agent. The Retention Agreement will continue until March 2, 1998, after which it will automatically renew on a year-to-year basis, terminable by either party at the end of each year on not less than 60 days' prior notice.

                 At December 31, 1994, the Company owed Vornado approximately $12,400,000 for transactions completed to date in connection with the leasing of, or the sale of leases on, approximately two-thirds of the Company's store properties. This amount will be payable over a seven-year period in an amount not to exceed $2,500,000 in any calendar year until the present value of such installments (calculated at a discount rate of 9% per annum) paid to Vornado equals the amount that would have been paid had it been paid on September 21, 1993 or at the time of the transaction giving rise to the commission, if later. This amount is included in "taxes payable and accrued liabilities" in the Consolidated Balance Sheets as of December 31, 1994.

                 In September 1994, the Company obtained from Interprop Fordham, Inc., an affiliate of Interstate, and Citibank, N.A. a short-term secured loan of $10,000,000 which enabled the Company to make the $2,600,000 payment to the unsecured creditors and to fund a portion of the Company's working capital and capital expenditure requirements. This loan was repaid during the first quarter of 1995.

                 During the twelve months ended December 31, 1994, the five months ended December 31, 1993 and the fiscal year 1993, Vornado through Interstate was paid $57,000, $2,000 and $445,000, respectively, by the Kings Plaza Shopping Center for performing leasing services. For the fiscal year 1992, Interstate was paid $694,000 by the Kings Plaza Shopping Center for performing leasing services.

                 See Note 15 for a discussion of a recent financing provided by Vornado.

11.      ISSUANCE OF SHARES

                 As of the Effective Date of the Company's Plan, the Company's Certificate of Incorporation was amended and restated to authorize the issuance of 26,000,000 shares, of which 3,000,000 are Preferred Stock, par value $1.00 per share, 10,000,000 shares are Common Stock, par value $1.00 per share, and 13,000,000 are Excess Stock, par value $1.00 per share. At December 31, 1994, December 31, 1993, July 31, 1993, and July 25, 1992, 1,000,000 shares of
Preferred Stock were authorized (none issued) and there was no authorized Excess Stock.

12.      LEGAL PROCEEDINGS

                 In 1991, the Company settled a zoning-related litigation with, among others, the Borough of Paramus and the owners of a shopping center proximate to the Company's Paramus, New Jersey property (the "Westland Parties"). On November 14, 1994, the Company commenced a proceeding in the Bankruptcy Court against the Westland Parties to compel payment pursuant to such settlement. On December 30, 1994, the Company and the Westland Parties reached a settlement with respect to such proceeding and the Company received a promissory note from the Westland Parties in the principal amount of $4,550,000 (included in Other Income in 1994) which was paid January 10, 1995 in exchange for a full release by the Company from any and all claims relating to such matters.

13.      COMMITMENTS AND CONTINGENCIES

         Paramus Property

                 The State of New Jersey has notified the Company of its intention to condemn a portion of the Paramus property and has conducted an appraisal, the results of which have not yet been communicated to the Company. If the condemnation occurs, the Company will be required to change its development plans and Home Depot and B.J.'s Wholesale Clubs will not be obligated under their current leases, and the time and cost to develop the Paramus property may materially increase.

         Lexington Avenue Property

                 The Company believes that, along with a number of other locations, a portion of the Lexington Avenue property is being considered by the Port Authority of New York and New Jersey (the "Port Authority") for the site of the terminus for a rail link from midtown Manhattan to La Guardia and Kennedy Airports. In June 1994, the Federal Aviation Administration ("FAA") and the New York State Department of Transportation ("NYDOT") released a draft environmental impact statement ("DEIS") and Section 4(f) Evaluation (the "DEIS and Section 4(f) Evaluation") of the Port Authority's proposed rail link. On December 15, 1994, the Company submitted a letter of comment and a report to the U.S. Department of Transportation, the FAA and the NYDOT on the DEIS and Section 4(f) Evaluation pursuant to the period of public comment which terminated on December 15, 1994. The Company expressed its opposition to the consideration of a portion of the Lexington Avenue property for the site of the terminus. Approval of numerous Federal, New York State and New York City agencies are required before construction could begin. The Company does not know whether the rail link terminus project will be undertaken or, if undertaken, the timing of the project and whether the Lexington Avenue property will be chosen as the site of the terminus.

                 If the project proceeds and the Port Authority selects a portion of the Lexington Avenue property for such use and can establish that it is needed to serve a public use, benefit or purpose, the Port Authority, after conducting the requisite public hearings, may acquire such portion of the Lexington Avenue property pursuant to its powers of eminent domain. The Company has the right to appeal any such action by the Port Authority. If the Port Authority prevails, the Company would be entitled to compensation for its loss. Since the nature and scope of any plans being considered by the Port Authority, and whether any such plans would ultimately affect the Lexington Avenue property, cannot be fully assessed by the Company at this time, it is impossible to determine the ultimate effect that a taking, or any uncertainty with respect thereto, would have on the Company's use or development of the Lexington Avenue property.

         Tax Certiorari Proceedings

                 The Company is currently negotiating with The City of New York a settlement of both these unpaid real estate taxes and certiorari proceedings that are currently pending before The City of New York on several of its properties, some of which are properties where the real estate taxes remain unpaid.

                 Alexander's Department Stores of Valley Stream, Inc. ("ADS of Valley Stream") is a party to a tax certiorari proceeding against The Board of Assessors and The Board of Assessment Review of the County of Nassau (the "Board") for overpayment of taxes on its former Valley Stream store property during the assessment rolls for May 1, 1986 through May 1, 1992. On January 12, 1995, the Supreme Court of Nassau County, New York ruled that ADS of Valley Stream is entitled to an assessment reduction which would result in a refund of approximately $8,200,000, plus interest (currently, $1,300,000). The Company has been informed by the Board that it intends to appeal the court's decision.

         Rego Park Property

                 The Company is currently building a parking structure and certain additional improvements at the Rego Park property. The Company estimates that its construction costs to build the parking structure and make certain additional improvements at the Rego Park site will be approximately $33,000,000 to $35,000,000. This amount includes approximately $3,000,000 to transport and dispose of soil containing lead which must be removed to complete the project.

         Environmental

                 The results of a September 1993 Phase I environmental assessment (which generally involves site and records inspection without soil or groundwater sampling) at the Kings Plaza Shopping Center's ("Center") property show that certain adjacent properties owned by third parties have experienced petroleum hydrocarbon contamination. Based on this assessment and preliminary investigation of the Center's property and its history, there is potential for contamination on the property. The assessment also revealed an underground storage tank which failed an integrity test, although no contamination has been observed to date. The tank failure has been reported to the New York State Department of Environmental Conservation ("DEC"). Such tank was fixed in early 1994, and in October 1994, independent testing revealed that all of the Center's underground storage tanks (used for storing heating oil) and related distribution lines passed a tank and line leak status test. Such results were furnished to the DEC. If contamination is found on the property, the Center may be required to engage in remediation activities; management is unable to estimate the financial impact of potential contamination if any is discovered in the future. If further investigations reveal that there is contamination on its site, since the Center believes such contamination would have resulted from activities of third parties, the Center intends to pursue all available remedies against any of these third parties.

                 The Company is currently building a parking structure and certain additional improvements at the Rego Park property, and is currently in the process of removing soil containing lead as part of this project. It is anticipated that approximately $3 million will be spent for the transportation and disposal of the soil, which is included in the estimate for the construction costs for this property.

                 The Company is aware of the presence of asbestos-containing materials at several of its properties and believes that it manages such asbestos in accordance with applicable laws. The Company plans to abate or remove such asbestos as appropriate.

                 The Company believes that known and potential environmental liabilities will not have a material adverse effect on the Company's business, assets or results of operations. However, there can be no assurance that the confirmation of the existence of contamination or the identification of potential new areas of contamination would not be material to the Company

14.      EMPLOYEE BENEFITS PLAN

                 The Company sponsors a postretirement health care benefit plan covering substantially all employees who retire under certain age and service requirements. The plan provides for covered medical expenses. Such benefits are funded from the general assets of the Company. The Company has the right to amend, modify or terminate the plan. Generally, employees of the Company retiring on or after attaining age 62, who have rendered at least 40 years of service, are entitled to postretirement health care coverage. Costs of this benefit are funded on a claims-paid basis and benefit payments for the five months ended December 31, 1993 and the 53 weeks ended July 31, 1993 approximated $500,000 and $1,300,000, respectively. Early adoption of SFAS No. 106, elected by the Company effective July 26, 1992, resulted in a one-time transition charge of approximately $21,400,000. It also had the effect of increasing the loss from discontinued retail operations by approximately $500,000 for the year ended July 31, 1993.

                 In accordance with the Company's Plan of Reorganization, the Company has made certain changes in its postretirement health care benefit plan. Commencing on February 1, 1994, the full amount of any premium increases effective on or after November 1, 1993 will be added to the contributions which retirees are required to make on behalf of themselves and their dependents. Employees who retired prior to May 1, 1988, for whom no contribution was previously required, will pay 50% of the amount required of later retirees on and after February 1, 1994, rising to 75% on October 1, 1994 and 100% as of October 1, 1995. The deferred gains resulting from the negative plan amendments are being amortized over the estimated life span of the retired workers receiving benefits (13 years).

                 The following table sets forth the plan's funded status, reconciled with amounts recognized in the Company's balance sheet as of December 31, 1994 (in $000s):

         Accumulated postretirement benefit
           obligation (APBO):
                 Retirees                            $ (5,346)
                 Other active plan participants            (5)
                                                     --------
         Total                                         (5,351)

         Unrecognized prior service cost               (7,445)
         Unrecognized net gain                         (3,086)
                                                     --------
         Accrued postretirement benefit cost         $(15,882)
                                                     ========

         The effect of the amortization of the gains and interest cost on the unfunded liability and the Consolidated Statements of Operations is not material.

         For measurement purposes, a 13 percent trend rate was used for post-65 per capita costs and a 14 percent trend rate was used for pre-65 per capita benefits for fiscal 1993; the rate was assumed to decrease gradually to 5.5 percent until the year 2002 and remain level thereafter. The weighted average discount rate used in determining the accumulated postretirement benefit obligation was 8.5 percent as of December 31, 1994.

         The health care cost trend rate assumption has a significant effect on the amounts reported. To illustrate, a change in the assumed health care cost trend rates by 1 percentage point in each year would change the accumulated postretirement benefit obligation as of January 1, 1994 by approximately $422,000 and the interest cost component of net periodic postretirement benefit costs other than pensions for the plan year ended December 31, 1994 by approximately $32,000.

15.      QUARTERLY FINANCIAL INFORMATION (UNAUDITED)
         (amounts in thousands except per share amounts)

                                           Year Ended              Five Months Ended           Fifty-Three Weeks Ended
                                       December 31, 1994           December 31, 1993                July 31, 1993
                               ----------------------------------  -----------------    ------------------------------------
                                 1st      2nd      3rd      4th       3rd      4th        1st       2nd       3rd      4th
                               Quarter  Quarter  Quarter  Quarter   Quarter  Quarter    Quarter   Quarter   Quarter  Quarter
                               -------  -------  -------  -------   -------  -------    -------   -------   -------  -------
                                                                     (two    (three
                                                                    months)  months)
Total revenue                   $2,896   $2,519   $3,062   $3,095    $2,030   $3,103   $    612   $ 1,205   $1,368   $2,395

Income/(loss) from
  continuing operations            650       86      757    2,540       645      301     (1,546)   27,959      (99)     837

Loss from
  discontinued operations           --       --       --       --        --       --       (110)     (147)    (110)    (110)

Cumulative effect of
  change in accounting              --       --       --       --        --       --    (21,449)       --       --       --

Net income/(loss)                  650       86      757    2,540       645      301    (23,105)   27,812     (209)     727

Income/(loss) per
  common share:
  Continuing operations           0.13     0.02     0.15     0.51      0.13     0.06      (0.31)     5.62    (0.02)    0.17
  Discontinued operations           --       --       --       --        --       --      (0.02)    (0.03)   (0.02)   (0.02)
  Cumulative effect of change
    in accounting                   --       --       --       --        --       --      (4.31)       --       --       --
                                ------   ------   ------   ------    ------   ------   --------   -------   ------   ------


Total                           $ 0.13   $ 0.02   $ 0.15   $ 0.51    $ 0.13   $ 0.06   $  (4.64)  $  5.59   $(0.04)  $ 0.15
                                ======   ======   ======   ======    ======   ======   ========   =======   ======   ======

(a) The total for the year ended July 31, 1993 differs from the sum of the quarters as a result of the weighting of the average number of shares outstanding.

16.      SUBSEQUENT EVENTS

                 Effective March 2, 1995, following the Bankruptcy Court approval of the financing and management arrangements described below, the Company engaged Vornado Realty Trust ("Vornado") to act for it in the management and direction of virtually all of its business affairs pursuant to the Management and Development Agreement between the Company and Vornado dated February 6, 1995 (the "Management and Development Agreement"). Under the Management and Development Agreement, the term of which is three years, Vornado will provide the Company with strategic and day-to-day management services, including operation, maintenance, management, design, planning, construction and development of the Company's Redevelopment Properties. Pursuant to the Management and Development Agreement, Steven Roth, a director of the Company and the Chairman and Chief Executive Officer of Vornado, a New York Stock Exchange listed real estate investment trust and an affiliate of the Company, became the Chief Executive Officer of the Company on March 2, 1995.

                 On March 2, 1995, Vornado, which previously owned 2.2% of the Company's Common Shares, purchased 27.1% of the Company's Common Shares owned by Citibank, N.A. (the "Vornado Acquisition"). In connection with the Vornado Acquisition, Vornado agreed to provide the Company with certain financing (described below) and to act as manager of the Company pursuant to the Management and Development Agreement. In addition, the Company concluded to elect to be taxed as a REIT effective for the taxable year ended December 31, 1995.

                 On March 15, 1995, the Company borrowed from Vornado and a bank an aggregate amount of approximately $75,000,000, at a blended interest rate per annum of 13.8%, secured by, among other things, mortgages on the Lexington Avenue, Rego Park, Fordham Road, Kings Plaza Store, Third Avenue and Paramus properties, a pledge of the stock of the Company and its wholly owned subsidiaries and a pledge by the Company and one of its wholly owned subsidiaries of their respective partnership interests in the 731 Partnership. The loan with Vornado is in the principal amount of $45,000,000 and is subordinated to that of the bank.

                 The loans, which are guaranteed by substantially all of the Company's wholly owned subsidiaries, mature on March 15, 1998. As a result of the subordination, the Vornado loan bears interest at a rate per annum equal to 16.43% (effective rate 17.54%) during the first two years and 9.92% plus the One-Year Treasury Rate during the third year and the bank loan bears interest at a rate per annum equal to 9.86% during the first two years and 3.25% plus
the One-Year Treasury Rate during the third year.   The Company paid a fee to
the bank and to Vornado of $375,000 and $1,500,000, respectively. In addition, the loans, among other things, require the Company to grant to Vornado and the bank mortgage liens on all after-acquired properties and prohibit the Company from developing undeveloped property without approved leases for more than 50% of such property's projected leasable space.

                 The proceeds of the foregoing loans were used to pay the general unsecured creditors of the Company, to repay existing loans on the Lexington Avenue, Rego Park and Kings Plaza Store properties, to fund the cash collateral account established pursuant to an escrow agreement for the payment of certain unpaid real estate taxes, and to establish the cash collateral accounts in the amount of approximately $8,100,000 for purposes of funding the remaining disputed claims in the Bankruptcy Court cases as they become allowed. The remaining proceeds of the such loans will be used for general corporate purposes, including the development of the Redevelopment Properties.

                 On February 24, 1995, the Company obtained from a bank a $25,000,000 bank loan secured by, among other things, a mortgage on the Fordham Road property. The proceeds were used to discharge the existing mortgage on the Fordham Road property, and for general corporate purposes. Such loan matures on February 24, 2000 and bears interest at a rate per annum equal to the LIBOR Rate plus 4.25%. In addition, the Company paid a one-time facility fee of $375,000.

                 On March 29, 1995, the Company obtained from a bank a $60,000,000 construction loan and a $25,000,000 bridge loan each secured by, among other things, a mortgage on the Rego Park property. As of March 30, 1995, $21,600,000 in the aggregate was funded under such loans. The proceeds will be used to construct certain improvements at the Rego Park property and for general corporate purposes. Such loans mature on April 1, 1997 (but may be extended under certain circumstances for one year) and bear interest at a variable rate per annum equal to, at the option of the Company, (i) LIBOR Rate plus 1.625% or (ii) the greater of (a) the Federal Funds Rate plus 1.125% or
(b) the prime commercial lending rate plus 0.625%.

[DELOITTE & TOUCHE LLP LETTERHEAD]

INDEPENDENT AUDITORS' REPORT

To the Co-Venturers
Kings Plaza Shopping Center and Marina
Brooklyn, New York

We have audited the accompanying balance sheets of Kings Plaza Shopping Center and Marina (a joint venture) as of June 30, 1995 and 1994, and the related statements of earnings, equity of the co-venturers and cash flows for each of the three years in the period ended June 30, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Kings Plaza Shopping Center and Marina at June 30, 1995 and 1994, and the results of its operations and its cash flows for each of the three years in the period ended June 30, 1995 in conformity with generally accepted accounting principles.

Deloitte & Touche LLP
---------------------
September 15, 1995

[DELOITTE TOUCHE TOHMATSU INTERNATIONAL LOGO]

KINGS PLAZA SHOPPING CENTER AND MARINA
(A JOINT VENTURE)

BALANCE SHEETS
-------------------------------------------------------------------------------
                                                             JUNE 30,
                                                  -----------------------------
ASSETS                                               1995              1994
                                                     ----              ----
Cash                                              $ 2,763,955       $ 8,404,001

Amounts due from tenants, less
  allowance for doubtful accounts of
  $201,000 and $240,000                               842,926           840,700

Notes receivable                                       10,987            23,132

Prepaid expenses and other assets                   1,000,208         1,290,758

Property and equipment, at cost:
  Land                                              4,219,795         4,219,795
  Land improvements                                 1,503,417         1,503,417
  Buildings and building equipment                 42,970,921        41,892,258
  Fixtures and equipment                              140,407           140,407
  Parking lot toll equipment                        2,555,957         2,555,957
                                                  -----------       -----------

                                                   51,390,497        50,311,834

  Less accumulated depreciation                    29,984,074        28,928,037
                                                  -----------       -----------
                                                   21,406,423        21,383,797

Deferred charges, less accumulated
  amortization of $3,216,128 and $2,984,357         2,093,200         1,821,959
                                                  -----------       -----------

TOTAL ASSETS                                      $28,117,699       $33,764,347
                                                  ===========       ===========

LIABILITIES AND EQUITY

LIABILITIES:
  Accounts payable                                $   970,343       $   970,343
  Accrued expenses                                    775,502           478,589
  Mortgage notes payable                            9,771,524         6,142,418
  Accrued interest payable                             79,475           315,464
  Accrued real estate taxes                         1,242,500              --
  Liabilities subject to settlement under
    reorganization proceedings:
      Accounts payable and accrued expenses           346,669           371,134
      Amounts due tenants                             128,066           128,066
      Accrued interest payable                           --           2,708,738
      Mortgage note payable                              --           6,734,137
      Real estate taxes                             1,618,354         1,618,354
                                                  -----------       -----------
           Total liabilities                       14,932,433        19,467,243

Equity of the co-venturers                         13,185,266        14,297,104
                                                  -----------       -----------
TOTAL LIABILITIES AND EQUITY                      $28,117,699       $33,764,347
                                                  ===========       ===========

See notes to financial statements.

KINGS PLAZA SHOPPING CENTER AND MARINA
(A JOINT VENTURE)

STATEMENTS OF EARNINGS
----------------------------------------------------------------------------------------------

                                                         YEARS ENDING JUNE 30,
                                          ----------------------------------------------------
                                               1995                1994                1993
                                               ----                ----                ----
Revenues:
  Rent                                    $ 11,995,203        $ 12,199,017        $ 11,722,854
  Expense reimbursements:
    Tax rent                                 2,968,046           2,934,114           3,208,301
    Central heating, cooling, air
      handling and electricity               2,435,660           2,502,758           2,419,944
    Common area                              3,841,110           3,514,019           3,350,406
  Parking lot                                2,094,210           2,012,380           2,080,971
  Miscellaneous income                       1,493,760           1,472,680           1,108,131
                                          ------------        ------------        ------------
                                            24,827,989          24,634,968          23,890,607
                                          ------------        ------------        ------------
Expenses:
  Management, leasing and publicity          1,810,709           1,970,892           1,748,590
  Central heating, cooling, air
   handling and electricity                  4,861,874           4,623,103           4,275,087
  Real estate taxes                          3,152,716           3,074,014           3,236,708
  Common area                                4,556,045           4,548,971           4,820,956
  Parking lot                                3,453,870           3,257,056           3,042,581
  Insurance and other expenses                 269,272             198,243             281,765
  Rent                                          71,156              71,156              71,156
  Depreciation                               1,056,038           1,099,273           1,186,917
  Amortization                                  44,727              47,310              44,642
                                          ------------        ------------        ------------
                                            19,276,407          18,890,018          18,708,402
                                          ------------        ------------        ------------
Operating income                             5,551,582           5,744,950           5,182,205


Interest expense                            (1,204,658)         (1,944,657)         (2,270,332)


Gain on settlement of pre-petition
 liabilities                                      --                80,918                --
                                          ------------        ------------        ------------
NET EARNINGS                              $  4,346,924        $  3,881,211        $  2,911,873
                                          ============        ============        ============


See notes to financial statements.

KINGS PLAZA SHOPPING CENTER AND MARINA
(A JOINT VENTURE)

STATEMENTS OF EQUITY OF THE CO-VENTURERS
-----------------------------------------------------------------------------------------


                                                     YEARS ENDED JUNE 30,
                                     ----------------------------------------------------
                                         1995                1994                1993
                                         ----                ----                ----
Balance, beginning of period         $ 14,297,104        $ 17,831,957        $ 14,920,084

Payments to the co-venturers           (6,743,226)         (9,516,064)               --

Advances from the co-venturers          1,284,464           2,100,000                --

Net earnings                            4,346,924           3,881,211           2,911,873
                                     ------------        ------------        ------------
Balance, end of period               $ 13,185,266        $ 14,297,104        $ 17,831,957
                                     ============        ============        ============

See notes to financial statements.

KINGS PLAZA SHOPPING CENTER AND MARINA
(A JOINT VENTURE)

STATEMENTS OF CASH FLOWS
------------------------------------------------------------------------------------------------------------------

                                                                              YEARS ENDED JUNE 30,
                                                             -----------------------------------------------------
                                                                  1995                1994                1992
                                                                  ----                ----                ----
Cash flows from operating activities
  Net earnings                                               $  4,346,924        $  3,881,211        $  2,911,873
  Adjustments to reconcile net earnings to
    net cash provided by operating activities:
      Depreciation                                              1,056,038           1,099,273           1,186,917
      Gain on settlement of pre-petition liabilities                 --               (80,918)               --
      Amortization (including deferred charges)                   287,752             278,300             271,387
      (Increase) decrease in amounts due from tenants              (2,226)            (58,324)            497,009
      Increase in deferred charges                               (558,993)             (2,885)           (283,801)
      Increase (decrease) in accounts payable
        and accrued expenses                                      272,448            (394,498)           (114,140)
      (Decrease) increase in accrued interest payable          (2,944,727)            124,996           2,270,332
      Decrease in prepaid expenses and other assets               290,550             238,126             778,565
      Increase (decrease) in accrued real estate taxes          1,242,500          (1,537,435)          3,236,707
                                                             ------------        ------------        ------------
           Net cash provided by operating activities            3,990,266           3,547,846          10,754,849
                                                             ------------        ------------        ------------

Cash flows from investing activities:
  Additions to buildings and building equipment                (1,078,664)           (196,561)         (1,057,335)
  Decrease in note receivable                                      12,145              11,985              53,633
                                                             ------------        ------------        ------------
           Net cash used in investing activities               (1,066,519)           (184,576)         (1,003,702)
                                                             ------------        ------------        ------------
Cash flows from financing activities:
  Payments to co-venturers                                     (6,743,226)         (9,516,064)               --
  Advances from co-venturers                                    1,284,464           2,100,000                --
  Repayments of mortgage note                                  (3,105,031)         (1,273,711)               --
                                                             ------------        ------------        ------------
           Net cash used in financing activities               (8,563,793)         (8,689,775)               --
                                                             ------------        ------------        ------------
Net (decrease) increase cash                                   (5,640,046)         (5,326,505)          9,751,147

Cash, beginning of period                                       8,404,001          13,730,506           3,979,359
                                                             ------------        ------------        ------------
Cash, end of period                                          $  2,763,955        $  8,404,001        $ 13,730,506
                                                             ============        ============        ============
Supplemental disclosure of cash flow information:
  Interest paid                                              $  4,111,697        $  1,819,695        $       --
                                                             ============        ============        ============

Supplemental disclosure of non-cash financing activities:

On October 1, 1993, accrued interest of $681,992 due on the Alexander's 50% portion of the mortgage note was capitalized as a term note payable. (See Note
3).

See notes to financial statements.

KINGS PLAZA SHOPPING CENTER AND MARINA
(A JOINT VENTURE)

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED JUNE 30, 1995, 1994 AND 1993
-------------------------------------------------------------------------------
1.   ORGANIZATION, CHAPTER 11 PROCEEDINGS AND EMERGENCE FROM CHAPTER 11

     Kings Plaza Shopping Center of Avenue U, Inc. (a wholly-owned subsidiary of Federated Department Stores, (formerly R.H. Macy & Co. Inc. ("Macy's")) and Alexander's Department Stores of Brooklyn, Inc., (wholly-owned by Alexander's, Inc. ("Alexander's")), formed a joint venture for the purpose of owning and operating Kings Plaza Shopping Center and Marina ("Center"), including the energy plant servicing the entire shopping center, but exclusive of the Macy's and Alexander's stores and land thereunder located in the Center. The co-venturers each have an undivided 50% interest as tenants in common in the property and equipment. Common area and energy plant costs are charged to tenants of the Center, other than to the above named stores.

     On January 27, 1992, R.H. Macy & Co., Inc. and subsidiaries and on May 15, 1992, Alexander's, Inc. and subsidiaries separately filed petitions for relief under Chapter 11 of the United States Bankruptcy Code with the United States Bankruptcy Court. From January 27, 1992 to December 19, 1994 (the date on which the Macy's Plan as defined below, became effective), Macy's and its subsidiaries operated their respective business as debtors-in-possession. From May 15, 1992 through October 4, 1993 (the date on which the Alexander's Plan, as defined below, became effective) Alexander's, Inc. and its subsidiaries operated their respective business as debtors-in-possession. As a result of such bankruptcy filings, the Center and the co-venturers were prohibited from paying pre-petition liabilities, except as approved by the Bankruptcy Court.

     On May 14, 1993, Alexander's filed a Joint Plan of Reorganization (as amended and restated on July 21, 1993, and modified thereafter, ("Alexander's Plan")). The Plan allowed for Alexander's to emerge from bankruptcy proceedings and continue operating as a real estate company. On September 21, 1993 (the "Confirmation Date"), the Bankruptcy Court confirmed Alexander's Plan, which provides for general unsecured creditors of Alexander's (and 50% of the liabilities of the general unsecured creditors of the Center) to receive cash in full for their allowed claims, together with interest on such claims, upon the successful effectuation of Alexander's Plan. Alexander's did not make the final payment of approximately $28,000,000 due to its general unsecured creditors on December 30, 1993 under the Plan. Alexander's and the Official Committee of Unsecured Creditors (the "Creditors' Committee") had entered into several Stipulations approved by the Bankruptcy Court pursuant to which the final payment date has been extended. In March 1995, Alexander's made the final payment due to holders of allowed general unsecured claims under the Plan.

     Certain payments have been made by the Center for Alexander's share of their liabilities, including the mortgage and related interest which was accrued at its contractual rate for all periods (see below). On October 6, 1993, the Center paid $1,859,797 (or 95% of the total claim) in settlement of Alexander's 50% share of real estate taxes and related interest for the period through June 30, 1993. This resulted in a $80,918 gain on the settlement of real estate taxes.

     On July 14, 1994, the respective Board of Directors of Macy's and Federated Department Stores Inc. ("Federated") announced that they have reached an agreement in principle on a merger which would be effected as part of a joint plan of reorganization of the Macy's debtors. On July 29, 1994 and as subsequently amended on August 31, 1994, the Macy's Debtors and Federated filed a Joint Plan of Reorganization of Macy's and its subsidiaries (which includes the Center) ("Macy Bankruptcy Plan"). In addition, Macy's and Federated executed and delivered an Agreement and Plan of Merger, dated as of August 16, 1994 providing for the merger of Federated with and into Macy's with Macy's being the surviving corporation and being renamed Federated Department Stores upon the consummation of the Merger. The execution and delivery of the Merger Agreement and certain provisions thereof were approved by the Bankruptcy Court on September 8, 1994. The merger was effective on the approval of the Bankruptcy Plan on December 19, 1994.

     The Macy Bankruptcy Plan provided for general unsecured creditors of Macy's (and 50% of the liabilities of the general unsecured creditors of the Center) to be paid in cash 37.5% of their claims and for tax claims, including real estate taxes, to be paid at 100%. Macy's share of the Center's secured mortgage note and past due interest was paid at 100%. As of June 30, 1995, real estate taxes, classified as "liabilities subject to settlement under reorganization proceeding" are in dispute and have not been paid.

     The Center's principal liability is a secured note collateralized by a mortgage on land and improvements and assignment of leases. This secured note was in default under the terms of the applicable loan agreement and was deemed to be a pre-petition liability under the Bankruptcy Code.

     As a result of each of the co-venturers emergence from Chapter 11, (as discussed above), the following table summarizes the joint ventures payments of pre-petition liabilities:

                                                                                                  1995             1994
       Alexander's settlement of 50% of the Center's pre-petition liabilities:
         Allowed general unsecured creditors claims                                           $   24,465       $   97,356
         Real estate taxes (at 95% of Alexander's 50% share of the
           pre-petition liability)                                                                  -           1,537,435
         Interest on the above past due real estate taxes                                           -             322,362
         Mortgage principal                                                                         -             868,140
         Accrued interest on mortgage                                                               -           1,131,860

       Macy's settlement of 50% of the Center's pre-petition liabilities:
         Mortgage principal                                                                    3,181,587             -
         Accrued interest on mortgage                                                          1,556,059             -
                                                                                              ----------       ----------

                                                                                              $4,762,111       $3,957,153
                                                                                              ==========       ==========


     The profit or loss of the Center was allocated on a 50/50 basis to each of the co-venturers. As a result of the settlement of certain pre-petition liabilities, the co-venturers are allocating the gain or loss on the settlements of certain liabilities on a basis which is different than the current 50/50 basis provide for in the Joint Venture Agreement.

     For financial reporting purposes, liabilities which remain to be settled under the Chapter 11 process, have remained classified as "Liabilities Subject to Settlement Under Reorganization Proceedings."

2.   SIGNIFICANT ACCOUNTING POLICIES

     a. PROPERTY AND EQUIPMENT - Property is stated at the lower of cost or net realizable value. Equipment is stated at cost. Depreciation of property and equipment is provided on a straight-line basis over the following periods:

              Land improvements                               10-50 years
              Buildings and building equipment                20-50 years
              Fixtures and equipment                             10 years
              Parking lot toll equipment                         10 years

           Additions and improvements to property and equipment are capitalized and depreciated over their estimated remaining lives. Maintenance and repairs are charged to operations as incurred.

     b. DEFERRED CHARGES - Deferred charges represent costs incurred to acquire new tenant leases and include lease commissions, legal fees and other payments to tenants to acquire the rights to their leased space. Deferred charges are amortized on a straight-line method over the life of the applicable leases.

     c. PERCENTAGE RENTALS - Estimated percentage rent income is accrued through the balance sheet dates.

     d. LEASES - Rental agreements with mall tenants are accounted for as operating leases.

3.   MORTGAGE NOTES PAYABLE

     The mortgage notes were issued by each of the co-venturers (See Note 1). The notes are collateralized by a mortgage on all property and equipment, and by assignment of leases and charges due thereunder. Mortgage notes payable consists of the following:

                                                                                                  1995           1994
        Alexander's note payable on April 1, 1995 plus interest at 8.5%
          (representing past due interest)                                                    $    -         $  681,992

        Alexander's note payable in quarterly installments of $235,507
          (including interest at 7%) plus interest at 1.5% on the
          outstanding balance, due through December 2001                                       4,885,762      5,460,426

        Macy's note payable in quarterly installments of $235,507
          (including interest at 7%) plus interest at 4.02% on the
          outstanding balance, due through December 2001                                       4,885,762           -
                                                                                              ----------     ----------

                                                                                              $9,771,524     $6,142,418
                                                                                              ==========     ==========

     The Center continued to record interest expense through December 19, 1994 on the Macy's 50% of the note at 7% and contingent interest at 15% of all aggregate rental overages in accordance with the original terms of the note. Contingent interest amounted to $359,803 in 1995, $547,603 in 1994 and $1,125,843 in 1993. Accrued interest at June 30, 1994 represents amounts unpaid as a result of the bankruptcy filings.

4.   COMMITMENTS

     a. JOINT VENTURE AS LESSOR - The joint venture leases space to tenants in its shopping center for which the Center charges fixed minimum rents. The terms of the leases are generally ten years and provide for fixed minimum rents as follows:

                  FISCAL                                          FIXED
                 YEAR END                                        MINIMUM
                 JUNE 30,                                         RENTS
                  1996                                         $10,804,547
                  1997                                           9,791,813
                  1998                                           9,649,755
                  1999                                           9,544,407
                  2000                                           8,758,228
                  Subsequent to 2000                            17,490,657
                                                               -----------

                                                               $66,039,407
                                                               ===========

     In addition to minimum rents, most of the leases provide for percentage rents when the tenants' sales volumes exceed stated amounts per lease agreements and other rents which reimburse the Center for certain of its operating expenses. Percentage rents totaled $1,198,291, $1,638,999 and $1,646,173 for the years ended June 30, 1995, 1994 and 1993, respectively.

b. JOINT VENTURE AS LESSEE - On January 27, 1970, U & F Realty Corporation, an affiliate, assigned to the joint venture a lease with the City of New York for certain real property. The lease, which was amended on May 25, 1976 for additional real property, extends for a period of fifty years from the original lease date at annual rentals (payable quarterly in advance) in future periods as follows:

                  FISCAL
                 YEAR END                                        RENTAL
                 JUNE 30,                                      COMMITMENT
                  1996                                         $    71,156
                  1997                                              71,156
                  1998                                              71,156
                  1999                                              85,387
                  2000                                              85,387
                  Subsequent to 2000                             1,707,736
                                                               -----------

                                                               $ 2,091,978
                                                               ===========

     The lessee may extend the lease for a total of another forty-nine years, with individual renewal options and annual rentals of $122,957, $147,548, $177,058, $212,470 and $254,964, for each succeeding ten-year period and the final nine-year period.

5.   FEDERAL INCOME TAX

     Under the provisions of Section 701 of the Internal Revenue Code, the Center is not subject to federal income tax. The income or loss of the joint venture is reportable by the co-venturers in proportion to their respective investment in the joint venture. Similar circumstances apply to state and city income taxes. Further, any investment credit realized by the joint venture is passed on to the co-venturers. Accordingly, no provision or liabilities for federal, state or city income taxes are required to be reflected on the books of the Center.

6.   RELATED PARTY TRANSACTIONS

     Interstate Properties owns 27.1% of the outstanding common stock of Alexander's, Inc. During fiscal 1995, 1994 and 1993 Interstate Properties was paid $2,345,000, $445,000 and $906,000, respectively, by the Center for performing leasing services for space located in the Center.

7.   ENVIRONMENTAL INVESTIGATION

     In September 1993, the Center had Phase I environmental assessments performed on its property (which generally involves site and records inspection without soil or groundwater sampling). The results of the assessment show that certain adjacent properties owned by third parties have experienced petroleum hydrocarbon contamination. Based on this assessment and preliminary investigation of the Center's property and its history, there is potential for contamination on the property. The assessment also revealed an underground storage tank which failed an integrity test, although no contamination has been observed to date. The tank failure has been reported to the New York State Department of Environmental Conservation ("DEC"). Such tank was fixed in early 1994, and in October 1994, independent testing revealed that all of the Center's underground storage tanks (used for storing heating oil) and related distribution lines passed a tank and line leak status test. Such results were furnished to the DEC. If contamination is found on the property, the Center may be required to engage in remediation activities; management is unable to estimate the financial impact of potential contamination if any is discovered in the future. If further investigations reveal that there is contamination on its site, since the Center believes such contamination would have resulted from activities of third parties, the Center intends to pursue all available remedies against any of these third parties. No provision has been made in the financial statements for costs, if any, associated with any additional investigations and/or clean-up if required because currently such costs are neither probable nor reasonably estimable.

(b)        Proforma financial information

           The condensed consolidated pro forma financial information attached presents (i) the consolidated pro forma statements of income for Vornado for the nine months ended September 30, 1995 and the year ended December 31, 1994 as if the Acquisition and the related agreements were consummated and the offering by Vornado of 1,879,699 Common Shares of Beneficial Interest, par value $.04 per share, on April 26, 1995 (the "Offering") and the use of the proceeds therefrom had occurred on January 1, 1994 and (ii) the condensed consolidated proforma balance sheet as of December 31, 1994 as if the Acquisition and related agreements and the issuance of 2,500,000 Common Shares of Beneficial Interest, par value $.04 per share, had occurred on December 31, 1994.

           Such statements are not necessarily indicative of what Vornado's actual results of operations or financial position would have been had the Acquisition and the related agreements been consummated and had the Offering and the use of proceeds therefrom occurred on the dates indicated, nor does it purport to represent Vornado's results of operations for any future period.

           The unaudited condensed consolidated pro forma financial information should be read in conjunction with the Consolidated Financial Statements and notes thereto included in the 1994 Form 10-K. In management's opinion, all adjustments necessary to reflect the Acquisition and the related agreements and the Offering and the use of proceeds therefrom have been made.

                   CONSOLIDATED PRO FORMA STATEMENTS OF INCOME
                                   (Unaudited)
                (dollars in thousands, except per share amounts)

                                                 For the Nine Months Ended                     For the Year Ended
                                                     September 30, 1995                         December 31, 1994
                                          ---------------------------------------   --------------------------------------------
                                          Historical   Adjustments      Pro forma   Historical     Adjustments         Pro forma
                                          ----------   -----------      ---------   ----------     -----------         ---------
Revenues:
 Property rentals                          $ 59,390                      $ 59,390    $ 70,755                          $ 70,755
 Expense reimbursements                      16,873                        16,873      21,784                            21,784
 Other income (including fee income
   from related parties of $3,564
   and $1,144, of which $2,884 and
   $250 is from Alexander's)
                                              3,639       $   (140)(1)      3,499       1,459       $  5,043(1)           6,502
                                           --------       --------       --------    --------       --------           --------
Total revenues                               79,902           (140)        79,762      93,998          5,043             99,041
                                           --------       --------       --------    --------       --------           --------
Expenses:
 Operating                                   23,082                        23,082      30,223                            30,223
 Depreciation and amortization                7,979                         7,979       9,963                             9,963
 General and administrative                   5,018                         5,018       6,495          1,000(2)           7,495
                                           --------                      --------    --------       --------           --------
Total expenses                               36,079                        36,079      46,681          1,000             47,681
                                           --------                      --------    --------       --------           --------
Operating income                             43,823           (140)        43,683      47,317          4,043             51,360

Income/(loss) applicable to Alexander's:
 Equity in (loss)                            (1,660)          (804)(3)     (2,464)                    (1,582)(3)         (1,582)
 Depreciation                                  (260)          (104)(4)       (364)                      (630)(4)           (630)
 Interest and fee income on loan              4,379          1,562(5)       5,941                      7,894(5)           7,894
Income from investment in and advances
 to Vornado Management Corp.                    338                           338
Interest and dividend income                  4,233           (632)(6)      3,601       7,489         (3,009)(6)          4,480
Interest and debt expense                   (12,494)           843(7)     (11,651)    (14,209)                          (14,209)
Net gain on marketable securities               230                           230         643                               643
                                           --------       --------       --------    --------       --------           --------
Income from continuing operations          $ 38,589       $    725       $ 39,314    $ 41,240       $  6,716           $ 47,956
                                           ========       ========       ========    ========       ========           ========

Income from continuing operations
 per share (8)                             $   1.66                      $   1.65    $   1.89                          $   2.02
                                           ========                      ========    ========                          ========


                                                         Nine Months Ended                Year Ended
                                                         September 30, 1995            December 31, 1994
                                                         ------------------            -----------------
(1)      Pro forma adjustments to fee income
         from Alexander's are as follows:
           Leasing fees and related interest thereon          $ (140)                        $  393
           Management fees                                                                    3,000
           Development fees:
             Rego Park                                                                          900
             Other properties                                                                   750
                                                              ------                         ------
                                                              $ (140)                        $5,043
                                                              ======                         ======

(2) Reflects additional expenses associated with the Management Agreement with Alexander's.

(3) Reflects Vornado's 29.3% share of Alexander's pro forma loss from continuing operations of $8,409 for the nine months ended September 30, 1995 and $5,398 for the year ended December 31, 1994.

(4) Vornado's investment in Alexander's in excess of carrying amounts was allocated as follows:

                                Land          $43,442
                                Buildings      22,039
                                              -------
                                              $65,481
                                              =======

         The adjustments reflect depreciation of the building allocation over a 35 year period.

(5) Reflects interest on the loan of $45 million at 16.43% per annum, and amortization of $1.5 million of loan origination fees.

(6) Reflects a reduction in interest income associated with the use of $40.1 million of cash and cash equivalents to fund loans to and investments in Alexander's.

(7) Reflects elimination of interest expense as a result of the use of proceeds from the offering to repay $60 million originally borrowed (at 7.625%) to fund loans to and investments in Alexander's.

(8) Pro forma income per share is based on 23,733,419 Common Shares for the nine months ended September 30, 1995 and for the year ended December 31, 1994, which represents the historical weighted average number of Common Shares outstanding during the periods, after giving effect to an increase of 1,879,699 Common Shares, which represent the number of Common Shares at the estimated public offering price, net of offering expenses, necessary to raise total cash equal to the $60 million to be used to repay indebtedness incurred in connection with the Alexander's transactions.

Below is a summarized Statement of Operations of Alexander's for the nine months ended September 30, 1995 and the year ended December 31, 1994, presented on an historical and pro forma basis adjusted to reflect (i) borrowings of $75 million under a term loan and the use of proceeds therefrom, and (ii) the terms of the Management Agreement with the Company, as if such borrowings were incurred and such Management Agreement was entered into on January 1, 1994.

                                            For the Nine Months Ended                For the Year Ended
                                                 September 30, 1995                  December 31, 1994
                                            ----------------------------         -----------------------------
                                            Historical         Pro forma         Historical          Pro forma
                                            ----------         ---------         ----------          ---------
Real estate operating revenue               $  7,985           $  7,985           $ 10,853           $ 10,853
Equity in income of unconsolidated
  joint venture                                2,131              2,131              1,821              1,821
                                            --------           --------           --------           --------
Total revenue                                 10,116             10,116             12,674             12,674
Expenses                                      (9,014)            (9,514)           (10,239)           (13,239)
                                            --------           --------           --------           --------
Operating income/(loss)                        1,102                602              2,435               (565)
Interest and debt expense                    (10,208)           (11,487)            (3,331)            (9,762)
Gain on sale of real estate                                                            161                161
Interest and other income, net                 1,070              1,070              4,768              4,768
                                            --------           --------           --------           --------
(Loss)/income before reversal
  of deferred taxes                           (8,036)            (9,815)             4,033             (5,398)
Reversal of deferred taxes                     1,406              1,406
                                            --------           --------           --------           --------

Net (loss)/income                           $ (6,630)          $ (8,409)          $  4,033           $ (5,398)
                                            ========           ========           ========           ========

                 CONDENSED CONSOLIDATED PRO FORMA BALANCE SHEET
                                DECEMBER 31, 1994
                                   (Unaudited)

                                                                       HISTORICAL              ADJUSTMENTS           PRO FORMA
                                                                       ----------              -----------           ---------
                                                                                          (DOLLARS IN THOUSANDS)
Assets:
       Real estate, net                                                 $ 237,127                                     $ 237,127
       Investment in and advances to Alexander's                            7,350              $  96,680(1)             115,697
                                                                                                  11,667(2)
       Cash and cash equivalents (including U.S.
         Treasury obligations and marketable securities)                  110,765                (20,120)(3)             90,645
       Other                                                               38,296                   (160)(4)             38,136
                                                                        ---------              ---------              ---------
                                                                        $ 393,538              $  88,067              $ 481,605
                                                                        =========              =========              =========

Liabilities:
       Notes and mortgages payable                                      $ 234,160                                     $ 234,160
       Due for U.S. Treasury Obligations                                   34,275                                        34,275
       Deferred leasing income from Alexander's                                                $  10,701(2)              10,701
       Other                                                                8,415                                         8,415
                                                                        ---------              ---------              ---------
                                                                          276,850                 10,701                287,551
                                                                        ---------              ---------              ---------

Shareholders' equity:
       Common Shares                                                          866                    100(5)                 966
       Additional capital                                                 198,184                 79,735(4)             277,919
       Accumulated deficit                                                (79,513)                   966(2)             (78,547)
                                                                        ---------              ---------              ---------
                                                                          119,537                 80,801                200,338

       Unrealized gain (loss) on securities available for sale              2,336                 (3,435)(1)             (1,099)
       Less: Due from officers for purchase of Common Shares               (5,185)                                       (5,185)
                                                                        ---------              ---------              ---------
                                                                          116,688                 77,366                194,054
                                                                        ---------              ---------              ---------
                                                                        $ 393,538              $  88,067              $ 481,605
                                                                        =========              =========              =========

(1) Reflects (i) $56.6 million for the purchase of 1,353,468 shares of Alexander's common stock from Citibank, at $40.50 per share (including $1.8 million of costs associated therewith); (ii) a $45.0 million subordinated loan to Alexander's, offset by $1.5 million in origination fees received; and (iii) adjustments to the carrying value of the historical investment in Alexander's to eliminate the unrealized gain of $3.4 million.

(2) Reflects (i) fees due from Alexander's for leases signed and assets sold, (ii) income deferred in connection with such leases to be recognized over the life of the leases as rentals are paid and (iii) an increase in equity for income earned prior to December 31, 1993 and not previously recognized. No fee income was recognized previously, because Alexander's had not secured financing or repaid certain creditors, which were conditions precedent to the commencement of the payment of leasing fees owed by Alexander's to Vornado.

(3) Reflects an increase in cash associated with $85.0 million of proceeds from the issuance of 2,500,000 Common Shares in the Offering offset by
         (i) offering costs of $5.0 million; (ii) the purchase of 1,353,468 shares of Alexander's common stock for $56.6 million (including $1.8 million of costs associated therewith); and (iii) a $45.0 million subordinated loan to Alexander's, offset by $1.5 million in loan origination fees received.

(4) Reflects the excess of the net proceeds from the Offering over the par value of Common Shares issued assuming offering costs of $5.2 million ($.2 million of which was incurred prior to December 31, 1994 and included in other assets).

(5) Reflects the public offering of 2,500,000 Common Shares, par value $0.04 per share.

-------------------------------------------------------------------------

         Below is a summarized Balance Sheet of Alexander's at December 31, 1994 presented on an historical cost basis.


Assets:
      Real estate, net                                          $  84,658
      Cash                                                          2,363
      Other assets                                                 22,398
                                                                ---------
                                                                $ 109,419
                                                                =========
Liabilities and Deficiency in Net Assets:
      Secured debt                                              $  51,654
      Other liabilities-continuing operations                      40,053
      Other liabilities-discontinued retail operations             39,285
      Deficiency in net assets                                    (21,573)
                                                                ---------
                                                                $ 109,419
                                                                =========


At December 31, 1994, Alexander's had outstanding funded debt of $53.6 million. As of March 30, 1995, Alexander's had borrowed an additional $121 million, including $45 million from Vornado, and had repaid $39.5 million of such funded debt. After giving effect to these transactions and the repayment of other obligations of Alexander's existing at the end of 1994 (such as general unsecured creditors' claims, the funding of an escrow account for unpaid real estate taxes, and the funding of cash collateral accounts for the purposes of funding the remaining disputed bankruptcy claims as they become allowed), Alexander's cash position was approximately $30 million.

                              VORNADO REALTY TRUST

                                   SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 VORNADO REALTY TRUST
                                               ------------------------
                                                     (Registrant)

Date: December 20, 1995

                                                  /s/ Joseph Macnow
                                               ------------------------
                                                    JOSEPH MACNOW
                                                     Vice President,
                                                  Chief Financial Officer